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                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT






    We consent to the incorporation by reference in Automatic Data Processing, Inc.'s Registration Statement Nos. 33-45150, 33-52876, 33-55909, 33-57207,
    33-58165, 33-61629, 333-01839, 333-02331, 333-12767, 333-15103, 333-29713,
    333-48493, 333-57075, 333-80237, 333-79749 and 333-72497 on Form S-3,
    Registration Statement No. 333-72023 on Form S-4, and Registration Statements Nos. 33-24987, 33-25290, 33-38338, 2-75287, 33-38366, 33-38365,
    33-46168, 33-51979, 33-51977, 33-52629, 33-56419, 33-56463, 333-10281,
    333-10279, 333-10277, 333-13945, 333-50123, 333-84647, 333-81725 and
    333-74265 on Form S-8 of our reports dated August 10, 1999, included in or incorporated by reference in this Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended June 30, 1999.


    /s/ Deloitte & Touche LLP
    New York, New York
    September 21, 1999